BROWN-FORMAN 2013 OMNIBUS COMPENSATION PLAN
EMPLOYEE STOCK-SETTLED STOCK APPRECIATION RIGHT AWARD

Capitalized terms used below have the definitions assigned to them in the Brown-Forman 2013
Omnibus Compensation Plan (the “Plan”), or as defined herein.

SUMMARY
Participant:
Grant Date:	July 23, 2015
First Exercise Date:	May 1, 2018
Expiration Date:	April 30, 2025
Number of Shares:
Class of Shares:	Brown-Forman Corporation Class B Common
Grant Price:

THIS AWARD (the “Award”), effective as of the Grant Date shown above, represents the grant of a stock appreciation right under the Plan by Brown-Forman Corporation, a Delaware corporation (the “Company”), to the Participant named above, who is an employee of the Company or one or more of its Affiliates.

1.Grant of Stock Appreciation Right. The Company hereby grants to the Participant a Stock-Settled Stock Appreciation Right (the “SSAR”), subject to the terms and conditions of the Plan, the Administrative Guidelines to the Plan, and those set forth in this Award.
2.    Value of the SSAR. The SSAR shall entitle the Participant, upon exercise of the SSAR (in whole or in part), to receive from the Company an amount payable in the form of Class B Common Shares determined by multiplying:

A)	the appreciated value of one Class B Common Share, calculated as the Fair Market Value of one Class B Common Share on the date of exercise minus the Grant Price as shown above; by

B)	the number of Class B Common Shares with respect to which the SSAR is exercised.
3.    Term. Subject to Section 5 below, the term of this Award is for a period of ten years from the first day of the fiscal year of grant. To exercise the SSAR, the Participant must remain continuously employed by the Company or one of its Affiliates for at least three years from the first day of the fiscal year of grant, except as provided in Section 5 below. Assuming continuous employment, the SSAR will become exercisable on the First Exercise Date shown above, and it must be exercised before the close of business on the Expiration Date shown above. Subject to applicable securities laws, if on the last day of the term of this SSAR (or, if earlier, the last date on which this SSAR may be exercised pursuant to Section 5 below) the Fair Market Value of one Share exceeds the Grant Price shown above, the Participant has not exercised the SSAR and the SSAR has not otherwise expired, the SSAR shall be deemed to have been exercised by the Participant on such day and the appropriate number of Shares shall be issued to the Participant in accordance with Sections 2 and 4 hereof, or at such later time as would not violate any applicable securities laws; provided, that this provision shall not apply to an SSAR that expires on account of a for Cause termination pursuant to Section 5(C) and such SSAR shall expire unexercised as provided therein.
4.    Form of Payment. The Company shall satisfy its obligation upon the Participant’s exercise of the SSAR (in whole or in part) in Class B Common Shares based upon the Fair Market Value of the Company’s Class B Common Shares on the date of exercise, as determined by the Plan Administrator in in accordance with Section 2.21 of the Plan. Notwithstanding the foregoing, no fractional Share shall be distributed in settlement of the SSAR, and any portion of the SSAR which would be settled in a fractional Share shall be treated in such manner as determined by the Committee not to have adverse financial accounting treatment or adverse federal income tax treatment pursuant to IRC Section 409A.
5.    Termination of Employment. In the event the Participant does not remain continuously employed by the Company during the term of the SSAR, the following rules will apply:

A)
Retirement. “Retirement” means termination of employment on or after reaching age 55 with at least five (5) full years of service, or on or after reaching age 65 with any service. If the Participant terminates employment by reason of Retirement, this SSAR will continue in force until the earlier of (a) the Expiration Date; or (b) the end of seven years following the date of Retirement; provided however, that if the Participant terminates employment by reason of Retirement during fiscal 2016, the number of Shares subject to this SSAR shall be prorated based upon the number of whole months worked during fiscal 2016 prior to Retirement (out of a 12 month year), with the remaining portion being immediately canceled and forfeited. Retirement does not affect the First Exercise Date of this SSAR. Any Participant who is entitled to the extended time for exercise of this SSAR pursuant to this Section 5(A) and who is also eligible to receive a cash severance payment from the Company shall, as a condition of being afforded the extended exercise period and of receiving such cash severance payment, be required to execute a general release waiving all claims, if any, arising from the Participant’s employment or termination from employment that such Participant may have against the Company and its employees, agents and affiliates.

B)
Death/Disability. If the Participant dies or terminates employment due to Disability (“Disability” to be determined by the Plan Administrator in its sole discretion in accordance with Section 2.16 of the Plan), the SSAR will become immediately exercisable (if not already exercisable) and must be exercised by the earlier of (a) the Expiration Date or (b) the end of five years following the date of death or termination of employment due to Disability. If the Participant dies or terminates employment due to Disability during fiscal 2016, the number of Shares with respect to which this SSAR shall become exercisable pursuant to the first sentence of this Section 5B) shall be prorated based upon the number of whole months worked during fiscal 2016 prior to death/termination of employment due to Disability (out of a 12 month year), with the remaining portion being immediately canceled and forfeited. An exercisable SSAR shall be exercised by the person(s) named as the Participant’s beneficiary(ies), or, if the Participant has not named one or more beneficiaries, by whoever has acquired the Participant’s rights by will or by the laws of descent and distribution.

C)
Involuntary Termination for Cause. A SSAR granted to a Participant who is terminated for Cause, as defined in the Plan, shall expire immediately as of the date and time that the Participant is notified of the termination and may not be exercised.

D)
Involuntary Termination for Poor Performance. A SSAR granted to a Participant whose employment is involuntarily terminated for poor performance (as determined by the Plan Administrator in its sole discretion) prior to the First Exercise Date shall expire immediately as of the date and time that the Participant is notified of the termination and may not be exercised. A SSAR granted to a Participant whose employment is involuntarily terminated for poor performance (as determined by the Plan Administrator in its sole discretion) on or after the First Exercise Date must be exercised within thirty days following termination (provided, however, where necessary, the thirty-day period may be delayed or bifurcated because of required trading black-out periods).

E)
Involuntary Termination – No Fault. A SSAR granted to a Participant whose employment is involuntarily terminated with “no fault” on the part of the Participant (as determined by the Plan Administrator in its sole discretion) will continue in force until the later of (a) twelve months following the date of termination; or (b) twelve months following the First Exercise Date; provided however, that if the Participant’s employment is involuntarily terminated for “no fault” during fiscal 2016, the number of Shares subject to this SSAR shall be prorated based upon the number of whole months worked during fiscal 2016 prior to termination (out of a 12 month year), with the remaining portion being immediately canceled and forfeited. Involuntary termination for “no fault” does not affect the First Exercise Date of this SSAR. Any Participant who is entitled to the extended time for exercise of this SSAR pursuant to this Section 5(E) and who is also eligible to receive a cash severance payment from the Company shall, as a condition of being afforded the extended exercise period and of receiving such cash severance payment, be required to execute a general release waiving all claims, if any, arising from the Participant’s employment or termination from employment that such Participant may have against the Company and its employees, agents and affiliates.

F)
Voluntary Termination. A SSAR granted to a Participant who terminates employment voluntarily prior to the First Exercise Date shall expire immediately as of the date and time of such termination and may not be exercised. A SSAR granted to a Participant who terminates employment voluntarily on or after the First Exercise Date shall continue in force until the earlier of (a) the Expiration Date or (b) the end of thirty days following the date of termination (provided, however, where necessary, the thirty-day period may be delayed or bifurcated because of required trading black-out periods). Voluntary Termination does not affect the First Exercise Date.

G)
Termination for any Other Reasons. If the Participant’s employment terminates for any reason other than those set out in items A through F above, and in the absence of any action by the Plan Administrator, the SSAR shall expire immediately as of the time and date of termination, and may not be exercised. However, the Plan Administrator, in its sole discretion, based on the facts and circumstances of such termination, may accelerate the First Exercise Date of all or any portion of the SSAR, and/or may delay the expiration of all or any portion of the SSAR to any date not later than the Expiration Date.

6.    Change in Control or Potential Change in Control. In the event of a Change in Control, as defined in the Plan, the First Exercise Date and the Participant’s rights with respect to the SSAR shall be governed by the terms of Article 11 of the Plan.
7.    Rights as a Shareholder. The Participant has no rights as a shareholder (including, but not limited to, the right to receive dividends or dividend equivalents, or to vote on shareholder issues) with respect to Shares potentially available upon exercise of the SSAR. Shareholder rights accrue only to holders of Shares issued and delivered pursuant to exercise of the SSAR.
8.    Restrictions on Transfer. The SSAR may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, the SSAR shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s duly appointed legal representative.
9.    Recapitalization. If there is any change in the Company’s Shares through the declaration of Share dividends or extraordinary cash dividends, or through a recapitalization resulting in Share splits, or through merger, consolidation, exchange of Shares, or similar corporate transaction, the Plan Administrator shall adjust the number and class of Shares subject to the SSAR, as well as the Grant Price, or take other action pursuant to Section 4.4 of the Plan to prevent dilution or enlargement of the Participant’s rights.
10.    Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Award is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when delivered during the Participant’s lifetime to the Company at its executive offices, addressed to the attention of the Compensation Department in Louisville, Kentucky.
11.    Continuation of Employment. This Award shall not confer upon the Participant any right to continued employment by the Company, nor shall this Award interfere in any way with the Company’s right to terminate the Participant’s employment at any time. A transfer of the Participant’s employment between the Company and any of its subsidiaries, or between any divisions or subsidiaries of the Company shall not be deemed a termination of employment.
12.    Tax Consequences. By accepting the SSAR, the Participant acknowledges that (i) he or she understands that upon either the grant or the exercise of the SSAR, he or she may recognize adverse tax consequences, and (ii) he or she understands that the Company may deduct or withhold an amount of Class B Common Shares, or require the Participant to remit cash to the Company, sufficient to satisfy minimum Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise of the Participant’s rights under this Award. The Participant is encouraged to consult with a qualified tax advisor concerning the SSAR. In addition, the Participant agrees that the SSAR shall be administered and settled as required for the SSAR to be deemed not to be deferred compensation subject to the provisions of IRC Section 409A or the Treasury Regulations promulgated thereunder. Although the Company intends to take such actions so as to allow the Award to avoid adverse tax treatment pursuant to Section 409A of the Code and otherwise, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on the Participant.
13.    Miscellaneous.

A)
This Award and the Participant’s rights under it are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as any Administrative Guidelines the Plan Administrator may adopt. The Plan Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of the SSAR as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. The Plan Administrator in conjunction with the Company’s compliance officer may designate periods during which the SSAR may not be exercised by Participants.

The Plan Administrator may, in its sole discretion, administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and the SSAR, all of which shall be binding upon the Participant.

B)
Subject to the provisions of the Plan, the Board of Directors may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant’s rights under this Award, without the written consent of the Participant.

C)	The Participant agrees to take all steps necessary to comply with all applicable Federal and state securities law in exercising his or her rights under this Award.

D)	This Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

E)
The Company’s obligations under the Plan and this Award, with respect to the SSAR, shall bind any successor to the Company, whether succession results from a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

F)	To the extent not preempted by Federal law, this Award shall be governed by, and construed in accordance with, the laws of the State of Delaware.

G)
At all times when IRC Section 162(m) applies, all Awards to Designated Executive Officers shall comply with its requirements, unless the Plan Administrator determines that compliance is not desired or necessary for any Award or Awards. To that end, the Plan Administrator may make such adjustments it deems appropriate for a specific Award or Awards.

H)
This Award is subject to the terms of the Plan and Administrative Guidelines promulgated under it from time to time. In the event of a conflict between this document and the Plan, the Plan document as well as any determinations made by the Plan Administrator as authorized by the Plan document, shall govern.

I)
THIS AWARD IS SUBJECT TO THE BROWN-FORMAN CORPORATION INCENTIVE COMPENSATION RECOUPMENT POLICY. BY EXECUTION HEREOF, THE UNDERSIGNED ACKNOWLEDGES THAT HE OR SHE HAS BEEN PROVIDED WITH A COPY OF SUCH INCENTIVE COMPENSATION RECOUPMENT POLICY AND UNDERSTANDS THE TERMS AND CONDITIONS THEREOF.

IN WITNESS WHEREOF, the Company has executed this Award effective as of the Grant Date set forth above.

BROWN-FORMAN CORPORATION

By:     Kirsten Hawley
    Senior Vice President,
    Chief Human Resources Officer

2016 Form